Exhibit 32

Certification of the Company’s Chief Executive Officer and Chief Financial Officer Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

Pursuant to 18 U.S.C. § 1350, the undersigned officers of SandRidge Energy, Inc. (the “Company”), hereby certify that the Company’s Quarterly Report on Form 10-Q for the three and nine month periods ended September 30, 2007 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Tom L. Ward
Tom L. Ward
President, Chief Executive Officer and
Chairman of the Board

December 3, 2007

/s/  Dirk M. Van Doren
Dirk M. Van Doren
Executive Vice President and Chief Financial Officer

December 3, 2007